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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of Cherokee Inc.

        We consent to the incorporation by reference in Registration Statement Nos. 333-168273, 333-135773, 333-107470, 333-14533, 333-57503 and 333-49865 on Form S-8 and in Registration Statement No. 333-172359 on Form S-3 of our report dated April 12, 2012, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Cherokee Inc. for the year ended January 28, 2012.

/s/ Moss Adams LLP

Los Angeles, California
April 12, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM